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Exhibit 99.4

LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES

QWEST SERVICES CORPORATION

Guaranteed by
Qwest Communications International Inc.
and Qwest Capital Funding, Inc.

Exchange Offer for All Outstanding

13.00% Senior Subordinated Secured Notes due 2007
(CUSIP Nos. 74913R AA9, U7491F AA2 and 74913R AD3)
for new 13.00% Senior Subordinated Secured Notes due 2007
which have been registered under the Securities Act of 1933

and

13.50% Senior Subordinated Secured Notes due 2010
(CUSIP Nos. 74913R AB7, U7491F AB0 and 74913R AE1)
for new 13.50% Senior Subordinated Secured Notes due 2010
which have been registered under the Securities Act of 1933

and

14.00% Senior Subordinated Secured Notes due 2014
(CUSIP Nos. 74913R AC5, U7491F AC8 and 74913R AF8)
for new 14.00% Senior Subordinated Secured Notes due 2014
which have been registered under the Securities Act of 1933

Pursuant to the Prospectus dated                        , 2004

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2004, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE.

To BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

        Qwest Services Corporation, a Colorado corporation ("QSC"), as issuer, and Qwest Communications International Inc. ("QCII") and Qwest Capital Funding, Inc. ("QCF"), as guarantors, are offering to exchange, upon the terms and subject to the conditions set forth in the prospectus dated                        , 2004 (the "Prospectus"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), new 13.00% Senior Subordinated Secured Notes due 2007, 13.50% Senior Subordinated Secured Notes due 2010, and 14.00% Senior Subordinated Secured Notes due 2014 (collectively, the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an aggregate of up to $3,377,319,000 of outstanding 13.00% Senior Subordinated Secured Notes due 2007, 13.50% Senior Subordinated Secured Notes due 2010, and 14.00% Senior Subordinated Secured Notes due 2014 (collectively, the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (the "Exchange Offer"). The Exchange Offer is being made pursuant to the registration rights agreement that QSC, QCII and QCF entered into with the trustee in connection with the issuance of the Outstanding Notes. As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Outstanding Notes will not apply to the Exchange Notes. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

        We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

  1.
  Prospectus dated                        , 2004;

  2.
  The Letter of Transmittal for your use and for the information of your clients;

  3.
  A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if, prior to the Expiration Date, certificates for Outstanding Notes are not available, if time will not permit all required documents to reach the Exchange Agent or if the procedure for book-entry transfer cannot be completed;

  4.
  A form of letter which may be sent to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

  5.
  Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        Your prompt action is required. The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2004, unless extended. Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

        To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, must be sent to the Exchange Agent and certificates representing the Outstanding Notes must be delivered to the Exchange Agent (or book-entry transfer of the Outstanding Notes must be made into the Exchange Agent's account at DTC), all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        QSC will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Outstanding Notes held by such brokers, dealers, commercial banks and trust companies as nominee or in a fiduciary capacity. QSC will pay or cause to be paid all stock transfer taxes applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer, except as set forth in Instruction 7 of the Letter of Transmittal.

        Any inquiries you may have with respect to the procedure for tendering Outstanding Notes pursuant to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to J.P. Morgan Trust Company, National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,
QWEST SERVICES CORPORATION

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF QSC, QCII, QCF OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES QWEST SERVICES CORPORATION